Exhibit 10.1

                                CREDIT AGREEMENT

                                      among

                        DOLLAR TREE DISTRIBUTION, INC.
                                  as Borrower,

                   CERTAIN OF THE DOMESTIC AFFILIATES OF THE
                   BORROWER FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,
                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                                 SUNTRUST BANK,
                             as Documentation Agent,

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                           Dated as of March 12, 2001

                          FIRST UNION SECURITIES, INC.,
                        as Sole Arranger and Book Runner

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS........................................................1
 Section 1.1    Defined Terms.................................................1

 Section 1.2    Other Definitional Provisions................................22

 Section 1.3    Accounting Terms.............................................22


ARTICLE II  THE LOANS; AMOUNT AND TERMS......................................22
 Section 2.1    Revolving Loans..............................................22

 Section 2.2    Letter of Credit Subfacility.................................24

 Section 2.3    Fees.........................................................27

 Section 2.4    Reduction or Increase of the Revolving Commitments...........28

 Section 2.5    Prepayments..................................................30

 Section 2.6    Minimum Borrowing Amounts and Principal Amounts of Tranches..31

 Section 2.7    Interest Payments; Default Interest; Interest Payment Dates..31

 Section 2.8    Conversion Options...........................................32

 Section 2.9    Computation of Interest and Fees.............................32

 Section 2.10   Pro Rata Treatment and Payments..............................33

 Section 2.11   Non-Receipt of Funds by the Administrative Agent.............34

 Section 2.12   Inability to Determine Interest Rate.........................35

 Section 2.13   Illegality...................................................36

 Section 2.14   Requirements of Law..........................................36

 Section 2.15   Indemnity....................................................37

 Section 2.16   Taxes........................................................38

 Section 2.17   Indemnification; Nature of Issuing Lender's Duties...........40

 Section 2.18   Waiver of Notice.............................................41

 Section 2.19   Defaulting Lenders; Limitation on Claims.....................42

 Section 2.20   Replacement of Lenders.......................................44


ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................44
 Section 3.1    Financial Condition..........................................44

 Section 3.2    No Change....................................................45

 Section 3.3    Corporate Existence; Compliance with Law.....................45

 Section 3.4    Corporate Power; Authorization; Enforceable Obligations......45

 Section 3.5    No Legal Bar; No Default.....................................46

 Section 3.6    No Material Litigation.......................................46

 Section 3.7    Government Acts..............................................46

 Section 3.8    Margin Regulations...........................................46

 Section 3.9    ERISA........................................................47

 Section 3.10   Environmental Matters........................................47

 Section 3.11   Purpose of Loans.............................................48

 Section 3.12   Subsidiaries.................................................48

 Section 3.13   Ownership....................................................49

 Section 3.14   Indebtedness.................................................49

 Section 3.15   Taxes........................................................49

 Section 3.16   Intellectual Property........................................49

 Section 3.17   Solvency.....................................................49

 Section 3.18   Investments..................................................50

 Section 3.19   No Burdensome Restrictions...................................50

 Section 3.20   Brokers' Fees................................................50

 Section 3.21   Labor Matters................................................50

 Section 3.22   Accuracy and Completeness of Information.....................50


ARTICLE IV  CONDITIONS PRECEDENT.............................................51
 Section 4.1    Conditions to Closing Date and Initial
                Revolving Loans..............................................51

 Section 4.2    Conditions to All Extensions of Credit.......................54


ARTICLE V  AFFIRMATIVE COVENANTS.............................................55
 Section 5.1    Financial Statements.........................................55

 Section 5.2    Certificates; Other Information..............................56

 Section 5.3    Payment of Obligations.......................................56

 Section 5.4    Conduct of Business and Maintenance of Existence.............57

 Section 5.5    Maintenance of Property; Insurance...........................57

 Section 5.6    Inspection of Property; Books and Records; Discussions.......57

 Section 5.7    Notices......................................................57

 Section 5.8    Environmental Laws...........................................59

 Section 5.9    Financial Covenants..........................................60

 Section 5.10   Obligations Regarding Subsidiaries; Additional
                Subsidiary Guarantors........................................60

 Section 5.11   Compliance with Law..........................................60

 Section 5.12   Additional Credit Parties....................................61

 Section 5.13   Covenants Related to Certain Subsidiaries....................61


ARTICLE VI  NEGATIVE COVENANTS...............................................61
 Section 6.1    Indebtedness.................................................61

 Section 6.2    Liens........................................................62

 Section 6.3    Nature of Business...........................................62

 Section 6.4    Consolidation, Merger, Sale or Purchase of Assets, etc.......62

 Section 6.5    Advances, Investments and Loans..............................64

 Section 6.6    Transactions with Affiliates.................................64

 Section 6.7    Ownership of Subsidiaries; Restrictions......................64

 Section 6.8    Fiscal Year; Organizational Documents; Material Contracts....65

 Section 6.9    Limitation on Actions........................................65

 Section 6.10   Restricted Payments..........................................66

 Section 6.11   Prepayments of Indebtedness, etc.............................66

 Section 6.12   Sale Leasebacks..............................................67

 Section 6.13   Use of Proceeds..............................................67


ARTICLE VII  EVENTS OF DEFAULT...............................................67
 Section 7.1    Events of Default............................................67

 Section 7.2    Acceleration; Remedies.......................................70


ARTICLE VIII  THE AGENT......................................................70
 Section 8.1    Appointment..................................................70

 Section 8.2    Delegation of Duties.........................................71

 Section 8.3    Exculpatory Provisions.......................................71

 Section 8.4    Reliance by Administrative Agent.............................71

 Section 8.5    Notice of Default............................................72

 Section 8.6    Non-Reliance on Administrative Agent and Other Lenders.......72

 Section 8.7    Indemnification..............................................73

 Section 8.8    Administrative Agent in Its Individual Capacity..............73

 Section 8.9    Successor Administrative Agent...............................73

 Section 8.10   Documentation Agent and Syndication Agent....................74


ARTICLE IX  MISCELLANEOUS....................................................74
 Section 9.1    Amendments and Waivers.......................................74

 Section 9.2    Notices......................................................76

 Section 9.3    No Waiver; Cumulative Remedies...............................77

 Section 9.4    Survival of Representations and Warranties...................77

 Section 9.5    Payment of Expenses and Taxes................................77

 Section 9.6    Successors and Assigns; Participations; Purchasing Lenders...78

 Section 9.7    Adjustments; Set-off.........................................80

 Section 9.8    Table of Contents and Section Headings.......................81

 Section 9.9    Counterparts.................................................82

 Section 9.10   Effectiveness................................................82

 Section 9.11   Severability.................................................82

 Section 9.12   Integration..................................................82

 Section 9.13   Governing Law................................................82

 Section 9.14   Consent to Jurisdiction and Service of Process...............82

 Section 9.15   Arbitration..................................................83

 Section 9.16   Confidentiality..............................................84

 Section 9.17   Acknowledgments..............................................85

 Section 9.18   Waivers of Jury Trial........................................85


ARTICLE X  GUARANTY..........................................................85
 Section 10.1   The Guaranty.................................................85

 Section 10.2   Bankruptcy...................................................86

 Section 10.3   Nature of Liability..........................................86

 Section 10.4   Independent Obligation.......................................87

 Section 10.5   Authorization................................................87

 Section 10.6   Reliance.....................................................87

 Section 10.7   Waiver.......................................................87

 Section 10.8   Limitation on Enforcement....................................88

 Section 10.9   Confirmation of Payment......................................89


Schedules

Schedule 1.1(a)                     Account Designation Letter
Schedule 1.1(b)                     Investments
Schedule 1.1(c)                     Liens
Schedule 2.1(a)                     Lenders and Commitments
Schedule 2.1(b)(i)                  Form of Notice of Borrowing
Schedule 2.1(d)                     Form of Revolving Note

Schedule 2.8                        Form of Notice of Conversion/Extension
Schedule 2.16                       Section 2.16 Certificate
Schedule 3.12                       Subsidiaries
Schedule 4.1(b)                     Form of Secretary's Certificate
Schedule 4.1(h)                     Form of Solvency Certificate
Schedule 5.12                       Form of Joinder Agreement
Schedule 6.1(b)                     Indebtedness
Schedule 9.2                        Lenders' Lending Offices
Schedule 9.6(c)                     Form of Commitment Transfer Supplement

         CREDIT AGREEMENT, dated as of March 12, 2001, among DOLLAR TREE DISTRIBUTION, INC., a Virginia corporation (the "Borrower"), DOLLAR TREE STORES, INC., a Virginia corporation (the "Parent Guarantor"), each Domestic Subsidiary of the Borrower and the Parent Guarantor identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower and the Parent Guarantor as may from time to time become a party hereto (collectively, the "Subsidiary Guarantors" and together with the Parent Guarantor, the "Guarantors"), the several banks and other financial institutions as may from time to time become parties to this Agreement (collectively, the "Lenders"; and individually, a "Lender"), FLEET NATIONAL BANK, as Syndication Agent, SUNTRUST BANK, as Documentation Agent, and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent" or the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower as more particularly described herein;

         WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Defined Terms.

         As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

         "Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1(a).

         "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

         "Additional Lender" shall have the meaning set forth in Section 2.4.

         "Administrative Agent" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

         "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise..

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

         "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

         "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving Loans", (ii) Revolving Loans which are LIBOR Rate Loans or Index Rate Loans and for Standby Letter of Credit Fees shall be the percentage set forth under the column "LIBOR Rate and Index Rate Margin for Revolving Loans and Standby Letter of Credit Fees", (iii) the Trade Letter of Credit Fees shall be the percentage set forth under the column "Trade Letter of Credit Fees" and (iv) the Facility Fee shall be the percentage set forth under the column "Facility Fee":

------------ ------------------- -------------------- --------------------- ----

                                       LIBOR Rate and
                           Alternate     Index Rate
             Pricing       Base Rate     Margin for
               Grid        Margin for  Revolving Loans    Trade Letter
             Leverage      Revolving  and Standby Letter   of Credit    Facility
              Ratio          Loans     of Credit Fees        Fees         Fee
              -----          -----     --------------        ----         ---
Level

 I       < 0.75 to 1.0        0.00%       0.525%            0.2625%       0.075%

 II     < 1.00 to 1.0 but     0.00%       0.625%            0.3125%       0.125%
         => 0.75 to 1.0

 III    < 1.25 to 1.0 but     0.00%       0.825%            0.4125%       0.175%
         => 1.00 to 1.0

 IV     > 1.25 to 1.0         0.00%       1.025%            0.5125%       0.225%
               -
------------ ------------------- -------------------- --------------------- ----

         The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Parent Guarantor is required to provide to the Administrative Agent the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and 5.2(c) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages shall be based on Level I until the first Interest Determination Date occurring after the Closing Date. After the Closing Date, if the Parent Guarantor shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and 5.2(c), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Parent Guarantor was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Pricing Grid Leverage Ratio.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Parent Guarantor or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) Excluded Dispositions, (ii) the sale, lease or transfer of assets permitted by Section 6.4(c)(iii) hereof, (iii) any Equity Issuance or
(iv) an Asset Disposition that constitutes a Recovery Event.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

         "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

         "Business" shall have the meaning set forth in Section 3.10.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Norfolk, Virginia are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan or Index Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any commercial paper or variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within nine months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's having maturities of not more than one year, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "Change of Control" shall mean (a) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent Guarantor (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent Guarantor,
(b) during any period of up to 25 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 25 month period were directors of the Parent Guarantor (together with any new director whose election by the Parent Guarantor's Board of Directors or whose nomination for election by the Parent Guarantor's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent Guarantor then in office or (c) the Parent Guarantor shall fail to own all of the Capital Stock of the Borrower and the other Credit Parties. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean the Revolving Commitment and the LOC Commitment, individually or collectively, as appropriate.

         "Commitment Percentage" shall mean the Revolving Commitment Percentage and/or the LOC Commitment Percentage, as appropriate.

         "Commitment Period" shall mean the period from and including the Closing Date to but not including the Maturity Date.

         "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income taxes and (C) depreciation, amortization expense and other non-cash charges, minus (iii) extraordinary gains of the Parent Guarantor and its Subsidiaries for such period. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated EBITDAR" shall mean, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Rental Expense for such period.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period plus (ii) Consolidated Rental Expense for such period of the Parent Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP, applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated Interest Expense" shall mean, for any period, all interest expense of the Parent Guarantor and its Subsidiaries, including the interest component under Capital Leases, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated Net Income" shall mean, for any period, net income (excluding extraordinary items) after taxes for such period of the Parent Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated Net Worth" shall mean total shareholders' equity (or its equivalent) of the Parent Guarantor and its Subsidiaries on a consolidated basis, determined in accordance with GAAP applied on a consistent basis.

         "Consolidated Rental Expense" shall mean, for any applicable period of computation, the sum of all real property rental expense of the Parent Guarantor and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit and the LOC Documents.

         "Credit Party" shall mean any of the Borrower or the Guarantors.

         "Credit Party Obligations" shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lenders) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

         "Debt" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product, including, without limitation, the ELLF Facility, (i) all Debt of others of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(j) all Guaranty Obligations of such Person with respect to Debt of the type referred to in clauses (a) through (h) above of another Person and (k) Debt of the type referred to in clauses (a) through (h) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

         "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any other Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent by its principal regulator or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans and Index Rate Loans of such Lender are to be made.

         "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "ELLF Facility" shall mean that $165,000,000 synthetic lease facility evidenced by the ELLF Facility Documents.

         "ELLF Facility Documents" shall mean (i) that certain Participation Agreement dated as of the date hereof among the various guarantors party thereto, First Security Bank, National Association, as the Owner Trustee under the DTSD Realty Trust 1999-1, the various banks and other lending institutions party thereto from time to time as holders of certificates issued with respect to the DTSD Realty Trust 1999-1, the various banks and other lending institutions party thereto from time to time as lenders, and First Union National Bank, as agent, and (ii) each of the other "Operative Agreements" as such term in defined in Appendix A to the ELLF Participation Agreement, in each case as such documents may from time to time be amended, modified or otherwise supplemented in accordance with the terms hereof and thereof.

         "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

         "Equity Issuance" shall mean any issuance by the Parent Guarantor or any of its Subsidiaries to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Credit Party or any of its Subsidiaries is a member,
(ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 4l2(c)(l1) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or
(o) of the Code of which any Credit Party or any of its Subsidiaries is a member and (iii) which are under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA.

         "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Excluded Disposition" shall mean the sale, transfer, or other disposition of (a) any motor vehicles or other equipment no longer used or useful in the business of the Parent Guarantor or any of its Subsidiaries, (b) any inventory in the ordinary course of business and on ordinary business terms,
(c) Permitted Investments described in clause (a) of the definition thereof and
(d) "margin stock" within the meaning of Regulation U.

         "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Facility Fee" shall have the meaning set forth in Section 2.3(a).

         "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

         "Fee Letter" shall mean the letter agreement dated January 16, 2001 addressed to the Parent Guarantor from the Administrative Agent, as amended, modified or otherwise supplemented.

         "First Union" shall mean First Union National Bank, a national banking association.

         "Fixed Charge Coverage Ratio" means, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Parent Guarantor, the ratio of (i) Consolidated EBITDAR to (ii) Consolidated Fixed Charges.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Fronting Fee" shall have the meaning set forth in Section 2.3(b).

         "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

         "Government Acts" shall have the meaning set forth in Section 2.17.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" shall mean any of the Parent Guarantor, the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

         "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

         "Increased Commitment Date" has the meaning set forth in Section 2.4.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases,
(i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Index Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the London interbank offered rate for one (1) month Dollar deposits as reported on Dow Jones Telerate page 3750 (or any successor page) at approximately 11:00 a.m. (London time), on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

         "Index Rate Loan" shall mean Loans the rate of interest applicable to which is based on the Index Rate.

         "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean being in a condition of Insolvency.

         "Intellectual Property" has the meaning set forth in Section 3.16.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or any Index Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Rate Loan,
          ---------------

                  (i) ______ initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending (a) fourteen days or (b) one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

                  (ii) _____ thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending (a) fourteen days or (b) one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

                           (A) ______ if any Interest Period pertaining to a
                  LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) ______ any Interest Period (other than a 14-day
                  Interest Period) pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                           (C) ______ if the Borrower shall fail to give notice
                  as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                           (D) no Interest Period shall extend beyond the
                  Maturity Date; and

                           (E) ______ no more than six (6) LIBOR Rate Loans may
                  be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, ___ extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

         "Issuing Lender" shall mean (i) First Union or (ii) such other Lender reasonably acceptable to the Administrative Agent selected by the Borrower from time to time to issue a Letter of Credit.

         "Issuing Lender Fees" shall have the meaning set forth in Section
2.3(c).

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

         "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

         "Letters of Credit" shall mean any letter of credit issued by an Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

         "Leverage Ratio" shall mean, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Total Debt calculated on the last day of such period to (b) Consolidated EBITDA for such period.

         "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to such LIBOR Rate Loan are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected. Notwithstanding the foregoing, for any LIBOR Rate Loan having an Interest Period of fourteen days, LIBOR shall be determined for such Loan as if such Loan had an Interest Period of one-month.

         "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

         "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =                       LIBOR
                                    -----------------------------------
                                    1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall mean a Revolving Loan, or a portion of any Revolving Loan, as applicable.

         "LOC Commitment" shall mean the commitment of the Issuing Lender(s) to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

         "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender(s) but not theretofore reimbursed.

         "Mandatory Borrowing" shall have the meaning set forth in Section
2.2(e).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Parent Guarantor and its Subsidiaries taken as a whole, which has caused or could reasonably be expected to cause the Consolidated Net Worth of the Parent Guarantor and its Subsidiaries to decrease by ten percent (10%) or more from the then current Consolidated Net Worth of the Parent Guarantor and its Subsidiaries, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Contract" shall mean any contract or other arrangement, whether written or oral, to which the Parent Guarantor or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "Maturity Date" shall mean the date which is 364 days from the Closing Date.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Note" or "Notes" shall mean the Revolving Notes, collectively, separately or individually, as appropriate.

         "Note Purchase Agreement" shall mean the Note Agreement dated as of April 10, 1997 entered into by the Parent Guarantor and the Borrower in connection with the issuance of $30,000,000 7.29% Senior Guaranteed Notes, Due April 30, 2004, as such agreement may from time to time be amended, modified or otherwise supplemented in accordance with the terms hereof and thereof.

         "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

         "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.8.

         "Obligations" shall mean, collectively, Loans and LOC Obligations.

         "Parent Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

         "Participant" shall have the meaning set forth in Section 9.6(b).

         "Participation Interest" shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Acquisition" shall mean an acquisition by any Credit Party which (i) is an acquisition of a Person or assets of a Person in the same or a similar line of business which has pro forma EBITDA before the acquisition in an amount greater than $0 for the immediately preceding twelve month period, (ii) is approved by the Board of Directors or the requisite shareholders of the Person being acquired or Person transferring the assets being acquired, (iii) if an acquisition of Capital Stock of a Person, all issued and outstanding Capital Stock of such Person is acquired, and (iv) after giving effect to such acquisition on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9.

         "Permitted Investments" shall mean:

                  (a)      cash or Cash Equivalents;

                  (b) investments outstanding as of the Closing Date and identified in Schedule 1.1(b);


                  (c) investments of any Subsidiary of the Parent Guarantor in any Credit Party or investments of any Credit Party in any other Credit Party;

                  (d)      Permitted Acquisitions;

                  (e) operating deposit accounts with depository institutions;

                  (f)      Hedging Agreements;

                  (g)      investments permitted under Section 6.4(b) hereof;

                  (h) investments by the Parent Guarantor and its Subsidiaries in the Capital Stock of their Subsidiaries to the extent outstanding as of the Closing Date;

                  (i) loans and advances to employees in the ordinary course of business not exceeding $1,000,000 in the aggregate;

                  (j) deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business not exceeding $1,000,000 in the aggregate; and

                  (k) additional investments up to but not exceeding $25,000,000 in the aggregate during each fiscal year.

         As used herein, "investment" means all investments, in cash or by delivery of assets made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Liens" shall mean:

                  (a) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders;

                  (b)      Liens in existence on the Closing Date and listed on
         Schedule 1.1(c);

                  (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Parent Guarantor or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (d)      carriers', warehousemen's, mechanics',
         materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

                  (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 7.1(f) hereof;

                  (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (g) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries;

                  (i) Liens upon assets of the Parent Guarantor or any of its Subsidiaries acquired after the Closing Date securing Indebtedness permitted by Section 6.1(c) hereof; provided that (A) no such Lien shall extend to or cover any assets of the Parent Guarantor or such Subsidiary other than the assets so acquired, (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Officer of the Parent Guarantor) of such assets at the time they were acquired, and (C) any such Lien shall attach within 60 days of the date such assets were acquired;

                  (j) Liens upon real Property heretofore leased or leased after the date hereof (under operating or Capital Leases) in the ordinary course of business by the Parent Guarantor or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Parent Guarantor or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

                  (k) protective Uniform Commercial Code filings with respect to personal Property leased by, or consigned to, any of the Parent Guarantor or its Subsidiaries;

                  (l)      Liens created pursuant to the ELLF Facility
         Documents; and

                  (m) Liens (excluding blanket Liens on accounts, inventory, equipment or general intangibles) securing
         Indebtedness permitted to be incurred pursuant to Section 6.1(e).

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Pricing Grid Leverage Ratio" shall mean, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Total Debt less the maximum amount of all standby letters of credit issued for the account of the Borrower or any of the other Credit Parties, calculated on the last day of such period to (b) Consolidated EBITDA for such period.

         "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

         "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition, asset sale, incurrence of indebtedness or sale-leaseback transaction permitted hereunder or dividend made pursuant to Section 6.10(e), that such Permitted Acquisition, asset sale, incurrence of indebtedness, sale-leaseback transaction or dividend shall be deemed to have occurred or been made, as applicable, as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date such Permitted Acquisition, asset sale, incurrence of indebtedness or sale-leaseback transaction occurred or such dividend was made.

         "Property" shall mean any tangible property or assets, whether real or personal.

         "Purchasing Lenders" shall have the meaning set forth in Section
9.6(c).

         "Real Properties" shall have the meaning set forth in Section 3.10(a).

         "Recovery Event" shall mean the receipt by the Parent Guarantor or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "Register" shall have the meaning set forth in Section 9.6(d).

         "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. ss.4043.

         "Required Lenders" shall mean Lenders holding in the aggregate more than 66 2/3rds % of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of LOC Obligations, in the case of any Issuing

Lender, only the portion of the LOC Obligations of such Issuing Lender which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than such Issuing Lender, the Participation Interests of such Lenders in LOC Obligations hereunder as direct Obligations of such Lenders); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" of any Person shall mean the President, the Chief Executive Officer, the Chief Financial Officer or the Vice President/Treasurer of such Person.

         "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Parent Guarantor or any of its Subsidiaries, now or hereafter outstanding,
(b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Parent Guarantor or any of its Subsidiaries, now or hereafter outstanding, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Parent Guarantor or any of its Subsidiaries, now or hereafter outstanding.

         "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be increased or reduced from time to time in accordance with the provisions hereof or in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be increased or reduced pursuant to Section 2.4(c) or in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Committed Amount" shall mean, with respect to the Lenders collectively, the aggregate amount of all Revolving Commitments as defined in
Section 2.1(a), as such amount may be increased or reduced from time to time in accordance with the provisions hereof, and, with respect to each Lender, the amount of such Lender's Revolving Commitment as specified on Schedule 2.1(a), as such amount may be increased or reduced from time to time in accordance with the provisions hereof or in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Loan" shall have the meaning set forth in Section 2.1.

         "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

         "Standby Letter of Credit Fee" shall have the meaning set forth in
Section 2.3(b).

         "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor and shall include the Borrower and the Subsidiary Guarantors.

         "Subsidiary Guarantors" shall have the meaning set forth in the first paragraph of this Agreement.

         "Taxes" shall have the meaning set forth in Section 2.16.

         "Total Debt" shall mean, as of any date of calculation, all Debt of the Parent Guarantor and its Subsidiaries, on a consolidated basis.

         "Trade Letter of Credit Fee" shall have the meaning set forth in
Section 2.3(b).

         "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

         "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

         "2.16 Certificate" shall have the meaning set forth in Section 2.16.

         "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan, LIBOR Rate Loan or Index Rate Loan, as the case may be.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         Section 1.2       Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         Section 1.3       Accounting Terms.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Guarantor delivered to the Lenders.

         The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

         Section 2.1       Revolving Loans.

                  (a)       Revolving Commitment.  During the Commitment
         Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. For purposes hereof, the aggregate amount available under this Section 2.1(a) shall be FIFTY Million DOLLARS ($50,000,000) (as such aggregate maximum amount may be increased or reduced from time to time as provided in Section 2.4, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans, LIBOR Rate Loans or Index Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans and Index Rate Loans at its Domestic Lending Office.

                  (b)      Revolving Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of requested borrowing in the case of Alternate Base Rate Loans and Index Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or Index Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof. LIBOR Rate Loans shall not be available hereunder until three (3) Business Days after the Closing Date.

                           (ii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

                  (d) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(d).

         Section 2.2       Letter of Credit Subfacility.

                  (a) Issuance. In reliance upon the other Lenders' obligation to participate therein, and subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the applicable Issuing Lender may reasonably require, during the Commitment Period the applicable Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the applicable Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the lesser of (A) SEVENTY-FIVE MILLION DOLLARS ($75,000,000) and
         (B) the Revolving Committed Amount (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by the applicable Issuing Lender and the Administrative Agent, no Letter of Credit shall have an original expiry date beyond the Maturity Date; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Maturity Date unless the Borrower shall have established a cash collateral account in favor of the Agent for the benefit of the Lenders and deposited therein cash and Cash Equivalents in a sufficient amount to adequately secure the LOC Obligations which extend beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the applicable Issuing Lender at least five (5) Business Days prior to the requested date of issuance. Each Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit issued by such Issuing Lender which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit issued by such Issuing Lender. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations of such Issuing Lender then outstanding.

                  (c) Participations. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that an Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to such Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. The obligation of each Lender to so reimburse the applicable Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the applicable Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the applicable Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage. Unless the Borrower shall immediately notify the applicable Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the applicable Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) below, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the applicable Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The applicable Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the applicable Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the applicable Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the applicable Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the applicable Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the applicable Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the applicable Issuing Lender, and the right of the applicable Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section

         7.2) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses
         (i) and (ii) the proceeds thereof shall be paid directly to the applicable Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
         4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the applicable Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

                  (f)        Designation of Subsidiaries as Account Parties.
         Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices/International Standby Practices 1998. The applicable Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the

         International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

         Section 2.3       Fees.

                  (a) Facility Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") in an amount equal to the Applicable Percentage per annum on the Revolving Committed Amount, regardless of usage. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and upon termination of the Revolving Commitments.

                  (b) Letter of Credit Fees. In consideration of issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the applicable Issuing Lender (i) a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage, (ii) a fee (the "Trade Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage and (iii) an additional fronting fee (the "Fronting Fee")of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each standby Letter of Credit issued by it (such fronting fee shall be for the account of the applicable Issuing Lender without sharing by the other Lenders). The applicable Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the applicable Issuing Lender) the Standby Letter of Credit Fee and the Trade Letter of Credit Fee. The Standby Letter of Credit Fee, the Trade Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

                  (c) Issuing Lender Fees. In addition to the Standby Letter of Credit Fees and Trade Letter of Credit Fees payable pursuant to subsection (b) above, the Borrower shall pay to the applicable Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the applicable Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

         Section 2.4       Reduction or Increase of the Revolving Commitments.

                  (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus LOC Obligations would exceed the Revolving Committed Amount after such proposed reduction.

                  (b) Maturity Date. The Revolving Commitments and the LOC Commitments shall automatically terminate 364 days from the Closing Date.

                  (c)      Increase of Revolving Committed Amount. The
         Borrower shall have the right from time to time (but not later than sixty (60) days prior to the Maturity Date) to increase the Revolving Committed Amount up to a total amount of $150,000,000 by adding to this Agreement one or more other lenders (which may include any Lender (with the consent of such Lender)) (each such lender an "Additional Lender") with the approval of the Administrative Agent (not to be unreasonably withheld) and with notice to each Lender; provided, however, that the Borrower shall provide the Lenders with the opportunity to participate in such increase of the Revolving Committed Amount prior to soliciting other lenders. Each of the Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Lender shall undertake a Revolving Commitment (and if any such Additional Lender is a Lender, its Revolving Commitment shall be in addition to such Lender's Revolving Commitment hereunder) in an amount at least equal to $10,000,000 or a larger integral multiple of $1,000,000, and upon the effectiveness of such agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the "Increased Commitment Date") such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                  On the Increased Commitment Date, each Additional Lender shall by assignments from the other Lenders (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Increased Commitment Date) acquire a portion of the Revolving Loans and Participation Interests of the other Lenders (and the Lenders shall, through the Administrative Agent, make such other adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments the Lenders shall hold Revolving Loans and Participation Interests hereunder ratably in accordance with their respective Revolving Commitments and LOC Commitments. The Borrower shall compensate each Lender whose outstanding Revolving Loans have decreased as a result of the foregoing assignments and adjustments as if such decrease were a payment or prepayment referred to in Section 2.13 hereof.

                  Notwithstanding the foregoing, the increase in the aggregate Revolving Commitments hereunder pursuant to this Section 2.4 shall be effective only if:

                           (i)      the Borrower shall have given the
                  Administrative Agent notice of any such increase at least thirty (30) days prior to any such Increased Commitment Date;

                           (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date; and

                           (iii) the resulting aggregate amount of the Revolving Commitments is no greater than $150,000,000.

         Section 2.5       Prepayments.

                  (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Alternate Base Rate Loans or Index Rate Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and
         (ii) each partial prepayment of LIBOR Rate Loans shall be in a minimum principal amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof. The Borrower shall give irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of the requested prepayment in the case of Alternate Base Rate Loans or Index Rate Loans, and on the third Business Day prior to the date of the requested prepayment in the case of LIBOR Rate Loans. Subject to the foregoing terms, amounts prepaid under this Section 2.5(a) shall be applied as the Borrower may elect. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans, second to Index Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.5(a) shall be subject to Section 2.15, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable (a) at the time of such prepayment with respect to LIBOR Rate Loans, along with any costs then due and payable under Section 2.15, and (b) with respect to Alternate Base Rate Loans and Index Rate Loans, on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount of any Alternate Base Rate Loans or Index Rate Loans prepaid shall be payable on any date that a prepayment is made hereunder to the date of prepayment. Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the terms hereof.

                  (b) Mandatory Prepayments. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess. Such prepayments shall be applied first to Alternate Base Rate Loans, second to Index Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this
         Section 2.5(b) shall be subject to Section 2.15 and be accompanied by interest on the principal amount prepaid to the date of prepayment. Amounts prepaid on Revolving Loans may be reborrowed in accordance with the terms hereof.

         Section 2.6      Minimum Borrowing Amounts and Principal Amounts of
                          Tranches.

                  (a) Each Alternate Base Rate Loan borrowing and each Index Rate Loan borrowing shall be in a minimum amount of $1,000,000 and whole multiples of $500,000 in excess thereof.

                  (b) Each LIBOR Rate Loan borrowing shall be in a minimum amount of $3,000,000 and whole multiples of $1,000,000 in excess thereof.

                  (c) All borrowings, payments and prepayments in respect of Revolving Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans comprising any LIBOR Tranche shall either be zero or shall not be less than $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

         Section 2.7       Interest Payments; Default Interest; Interest Payment
                           Dates.

                  (a)      Interest  Payments.  Subject to the provisions of
        Section  2.7(b),  all Loans shall bear interest as follows:

                           (i) Alternate Base Rate Loans. During such periods as Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage;

                           (ii) Index Rate Loans. During such periods as Loans shall be comprised of Index Rate Loans, each such Index Rate Loan shall bear interest at a per annum rate equal to the sum of the Index Rate plus the Applicable Percentage; and

                           (iii) LIBOR Rate Loans. During such periods as Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

                  (b) Default Interest. Upon the occurrence, and during the continuance, of a Default or an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall (at the option of the Administrative Agent) bear interest, payable on demand, at a per annum rate 2% greater than the applicable rate then in effect or, if no rate is then in effect, at a per annum rate 2% greater than the Alternate Base Rate. Upon and during the continuance of an Event of Default, all Index Rate Loans and LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans, to take effect immediately in the case of Index Rate Loans and in the case of LIBOR Rate Loans, on the last day of the applicable Interest Period for any such LIBOR Rate Loans.

                  (c) Interest Payment Date. Interest on Loans shall be payable in arrears on each Interest Payment Date, subject to Section 2.10.

         Section 2.8       Conversion Options.

                  (a) The Borrower may elect from time to time to convert Alternate Base Rate Loans or Index Rate Loans to LIBOR Rate Loans by giving irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested conversion. A form of Notice of Conversion/ Extension is attached as Schedule 2.8. If the date upon which an Alternate Base Rate Loan or Index Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan or Index Rate Loan, as applicable. All or any part of outstanding Alternate Base Rate Loans or Index Rate Loans may be converted as provided herein, provided that
         (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.8(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, ___ such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

         Section 2.9       Computation of Interest and Fees.

                  (a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other interest and fees and all other interest amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. Any change in the interest rate on an Index Rate Loan resulting from a change in the Index Rate shall become effective as of the opening of business on the day on which such change in the Index Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

                  (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         Section 2.10      Pro Rata Treatment and Payments.

         Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to
Section 2.3, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section
2.3 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Standby Letter of Credit Fee or Trade Letter of Credit Fee retained by the applicable Issuing Lender, the Issuing Lender Fees, the Fronting Fee and fees payable to the Administrative Agent). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.5(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied to such of the Loans as the Borrower may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to Section 2.13 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.5(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.16(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. (Charlotte, North Carolina time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         Section 2.11      Non-Receipt of Funds by the Administrative Agent.

                  (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such

         Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

                  (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

                  (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.11 shall be conclusive in the absence of manifest error.

         Section 2.12      Inability to Determine Interest Rate.

         Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for an Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during an Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

         Section 2.13      Illegality.

         Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

         Section 2.14      Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                           (iii) shall impose on such Lender any other condition;and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower\ shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

                  (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

                  (c) The agreements in this Section 2.14 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 2.15      Indemnity.

         The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of any payment or prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 2.16      Taxes.

                  (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.16(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender but excluding any interest or penalties caused by such

         Lender's failure to pay any such taxes when due.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form 1001 or 4224 as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.16 (any such certificate, a "2.16 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.16(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
         (y) the Borrower shall not be obligated pursuant to Section 2.16(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.16(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this
         Section 2.16, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.16(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of

         Taxes.

                  (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

                  (d) If the Borrower pays any additional amount pursuant to this Section 2.16 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this
         Section 2.16(d), then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.16(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this
         Section 2.16(d) to the Borrower or any other party.

                  (e) The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         Section 2.17      Indemnification; Nature of Issuing Lender's Duties.

                  (a) In addition to its other obligations under Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the applicable Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the applicable Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the applicable Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the applicable Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The applicable Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the applicable Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the applicable Issuing Lender's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the applicable Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such applicable Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the applicable Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The applicable Issuing Lender shall not, in any way, be liable for any failure by the applicable Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the applicable Issuing Lender.

                  (d) Nothing in this Section 2.17 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.2(d) hereof. The obligations of the Borrower under this Section 2.17 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the applicable Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (e) Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall have no obligation to indemnify the applicable Issuing Lender in respect of any liability incurred by the applicable Issuing Lender arising out of the gross negligence or willful misconduct of the applicable Issuing Lender (including action not taken by the applicable Issuing Lender), as determined by a court of competent jurisdiction.

         Section 2.18      Waiver of Notice.

                  (a) Except as otherwise expressly provided herein, the Borrower hereby waives notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Credit Party Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. The Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Credit Party Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by the Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement or any other Credit Document, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the Credit Party Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Credit Party Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, the Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.18, afford grounds for terminating, discharging or relieving the Borrower, in whole or in part, from any of its obligations under this Agreement, it being the intention of the Borrower that, so long as any of the Credit Party Obligations remain unsatisfied, the obligations of the Borrower under this Agreement shall not be discharged except by performance and then only to the extent of such performance. The obligations of the Borrower under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to the Borrower or any Lender.

                  (b) The provisions of this Section 2.18 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against the Borrower as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to resort to any other source or means of obtaining payment of any of the Credit Party Obligations or to elect any other remedy. Without limiting the generality of the foregoing, the Borrower hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss.26-7 through 26-9, inclusive, to the extent applicable. The provisions of this Section 2.18 shall remain in effect until all the Credit Party Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Credit Party Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, the provisions of this Section 2.18 will forthwith be reinstated and in effect as though such payment had not been made.

                  (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of the Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         Section 2.19      Defaulting Lenders; Limitation on Claims.

                  (a) Generally. In addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or applicable law, if at any time a Lender is a Defaulting Lender such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

                  (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Commitment on a pro rata basis. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 9.6, including an appropriate Commitment Transfer Supplement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the sum of the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender, plus any accrued interest with respect thereto, plus any fees or other amounts owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive all amounts owed to it by the Borrower on account of principal of and interest on the Loans and the Notes, and fees and other amounts due under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums by the Borrower except to the extent of the receipt of payments from any other party or in respect of the Loans.

         Section 2.20      Replacement of Lenders.

         If any Lender shall become affected by any of the changes or events described in Sections 2.12, 2.13, 2.14 or 2.16 (any such Lender being hereinafter referred to as a "Replaced Lender") and shall petition the Borrower for any increased cost or amounts thereunder, then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Lender, designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Sections 2.12, 2.13,
2.14 or 2.16 assign all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 2.20 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.12, 2.13, 2.14, 2.16 and 9.5 while such Replaced Lender was a Lender).

Notwithstanding any Replaced Lender's failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 2.20, the Replaced Lender shall cease to be a "Lender" for all purposes of this Agreement and the Replacement Lender substituted therefor upon payment to the Replaced Lender by the Replacement Lender of all amounts set forth in this Section 2.20 without any further action of the Replaced Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

         Section 3.1       Financial Condition.

         The consolidated balance sheets and the related statements of income, retained earnings and cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year ending December 31, 2000, are complete and correct and present fairly, in all material respects, the financial condition of, and the results of operations for, such Persons as of such dates. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). None of the Parent Guarantor nor its Subsidiaries have on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets referred to above.

         Section 3.2       No Change.

         Since December 31, 2000 (and after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.3       Corporate Existence; Compliance with Law.

         Each of the Parent Guarantor and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.4       Corporate Power; Authorization; Enforceable
                           Obligations.

         Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower and the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower and the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower and the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower and the other Credit Parties, as the case may be, enforceable against the Borrower and Credit Parties, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 3.5       No Legal Bar; No Default.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Parent Guarantor or its Subsidiaries (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Parent Guarantor nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         Section 3.6       No Material Litigation.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Parent Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         Section 3.7       Government Acts.

                  (a) Neither the Parent Guarantor nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (b) Neither the Parent Guarantor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.8       Margin Regulations.

         No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The aggregate value of all "margin stock" owned by the Parent Guarantor and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

         Section 3.9       ERISA.

         Except as could not reasonably be expected to have a Material Adverse Effect,

                  (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code;

                  (b) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period;

                  (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; and

                  (d) neither the Parent Guarantor, nor any of its Subsidiaries, nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

         Section 3.10      Environmental Matters.

         Except as to matters which could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Parent Guarantor or any of its Subsidiaries (the "Real Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law;

                  (b) the Real Properties and all operations of the Parent Guarantor and/or its Subsidiaries at the Real Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Real Properties or violation of any Environmental Law with respect to the Real Properties or the business operated by the Parent Guarantor or any of its Subsidiaries (the "Business");

                  (c) neither the Parent Guarantor nor any of its Subsidiaries has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does the Parent Guarantor or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (d) Hazardous Materials have not been transported or disposed of from the Real Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Real Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which the Parent Guarantor or any Subsidiary is or will be named as a party with respect to the Real Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties or the Business; and

                  (f) there has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of the Parent Guarantor or any Subsidiary in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         Section 3.11      Purpose of Loans.

         The proceeds of the Loans hereunder shall be used solely by the Borrower to (i) refinance existing Indebtedness and (ii) provide for working capital and other general corporate purposes, including Permitted Acquisitions and repurchases of the Capital Stock of the Parent Guarantor. The Letters of Credit shall be used for general corporate purposes.

         Section 3.12      Subsidiaries.

         Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Parent Guarantor. Information on the attached Schedule includes state of incorporation; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by Parent Guarantor or its

Subsidiaries; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens.

         Section 3.13      Ownership.

         Each of the Parent Guarantor and its Subsidiaries (a) is the owner of, and has good and marketable title to, all of its respective assets, except as may be permitted pursuant to Section 6.12 hereof, and none of such assets is subject to any Lien other than Permitted Liens and (b) enjoys peaceful and undisturbed possession of all leased and owned Real Properties that are necessary for the operation and conduct of its business.

         Section 3.14      Indebtedness.

         Except as otherwise permitted under Section 6.1, the Parent Guarantor and its Subsidiaries have no Indebtedness.

         Section 3.15      Taxes.

         Each of the Parent Guarantor and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) the failure to file and pay such taxes could not reasonably be expected to have a Material Adverse Effect. Neither the Parent Guarantor nor any of its Subsidiaries is aware of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         Section 3.16      Intellectual Property.

         Each of the Parent Guarantor and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes (collectively, the "Intellectual Property") necessary for each of them to conduct its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent Guarantor or any of its Subsidiaries know of any such claim, and, to the knowledge of the Credit Parties, the use of such Intellectual Property by the Parent Guarantor or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 3.17      Solvency.

         The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, Indebtedness beyond its ability to pay such Indebtedness as it becomes due.

         Section 3.18      Investments.

         All Investments of each of the Parent Guarantor and its Subsidiaries are Permitted Investments.

         Section 3.19      No Burdensome Restrictions.

         None of the Parent Guarantor or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 3.20      Brokers' Fees.

         None of the Parent Guarantor nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the Fee Letter.

         Section 3.21      Labor Matters.

         None of the Parent Guarantor or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (ii) has knowledge of any potential or pending strike, walkout or work stoppage.

         Section 3.22      Accuracy and Completeness of Information.

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Parent Guarantor or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to the Parent Guarantor or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Parent Guarantor and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Parent Guarantor or any of its Subsidiaries to the Administrative Agent and/or the Lenders.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1       Conditions to Closing Date and Initial Revolving
                           Loans.

         This Agreement shall become effective upon, and the obligation of each Lender to make the initial Extension of Credit on the Closing Date is subject to, the satisfaction of the following conditions precedent:

                  (a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto and (ii) for the account of each Lender, Revolving Notes, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of the Borrower.

                  (b) Authority Documents. The Administrative Agent shall have received a secretary's certificate substantially in the form of Schedule 4.1(b) with respect to the following:

                           (i)        Charter Documents.  Copies of the
                  articles of incorporation or other organizational documents, as applicable, of each Credit Party and each corporate general partner or managing member of a Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

                           (ii) Resolutions. Copies of resolutions or certificate of authorization of the board of directors, general partner or managing member of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer, general partner or managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws; Operating Agreements; Etc.. A copy of the bylaws, operating agreement or other governing document of each Credit Party and each corporate general partner or managing member of a Credit Party certified by an officer of such Credit Party or corporate general partner or managing member as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Parent Guarantor and its Subsidiaries, taken as a whole.

                           (v) Incumbency. An incumbency certificate of each Credit Party and each corporate general partner or managing member of a Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c)        Legal Opinions of Counsel. The
         Administrative Agent shall have received an opinion of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

                  (d)      [Reserved].

                  (e) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein.

                  (f) Fees. The Administrative Agent shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.3.

                  (g) Litigation. There shall not exist any pending litigation or investigation affecting or relating to the Parent Guarantor or any of its Subsidiaries, this Agreement and the other Credit Documents that in the reasonable judgment of the Administrative Agent could reasonably be expected to have a Material Adverse Effect on the Parent Guarantor or any of its Subsidiaries, this Agreement and the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

                  (h)         Solvency Evidence.  The  Administrative
         Agent shall have received an officer's certificate for the Credit Parties prepared by the chief financial officer or treasurer of the Parent Guarantor and the Borrower as to the financial condition, solvency and related matters of the Credit Parties taken as a whole, after giving effect to the initial borrowings under the Credit Documents and the initial financings under the ELLF Facility Documents, in substantially the form of Schedule 4.1(h) hereto.

                  (i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

                  (j) Corporate Structure. The corporate capital and ownership structure of the Parent Guarantor and its Subsidiaries shall be as described in Schedule 3.12. The Administrative Agent shall be satisfied with the management structure, legal structure, voting control, liquidity and capitalization of the Parent
         Guarantor and the Borrower as of the Closing Date.

                  (k) ELLF Facility. The ELLF Facility shall have become effective according to the terms thereof. The Administrative Agent shall have received a copy of the ELLF Facility Documents, certified by an officer of the Borrower to be true and correct and in full force and effect.

                  (l)      [Reserved].


                  (m)      Consents. The  Administrative Agent
         shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

                  (n) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including Environmental Laws and all applicable securities and banking laws, rules and regulations).

                  (o) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Parent Guarantor or any of its Subsidiaries.

                  (p) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof.

                  (q) Material Adverse Change. Since December 31, 2000, there shall not have occurred any change or event which could reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Parent Guarantor and its Subsidiaries taken as a whole, or the facts and information regarding such entities as represented to date.

                  (r) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer or treasurer of the Parent Guarantor and the Borrower on behalf of the Credit Parties as of the Closing Date stating that (A) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect a Credit Party, any of the Credit Parties' Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or be reasonably expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, including the initial financings under the ELLF Facility Documents, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (3) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9.

                  (s) Projections. The Administrative Agent shall have received the five year financial and operational projections for the Parent Guarantor and its Subsidiaries for the fiscal years 2001 through 2005, together with a detailed explanation of all management assumptions contained therein, which projections shall be in form and substance satisfactory to the Administrative Agent.

                  (t) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         Section 4.2       Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) ______ Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

                  (d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

                  (e) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.2, all conditions set forth in such Section shall have been satisfied.

         Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (e) of this Section have been satisfied.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, the Facility Fee and all other amounts owing to the Administrative Agent, any Issuing Lender or any Lender hereunder, are paid in full, the Credit Parties shall, and shall cause each of their respective Subsidiaries to:

         Section 5.1       Financial Statements.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Parent Guarantor (i) consolidated statements of income, stockholders' equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year and (ii) the related consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent Guarantor and its Subsidiaries, as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default; and

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Parent Guarantor, (i) consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries and (ii) the related ___ consolidated balance sheet of the Parent Guarantor and its Subsidiaries, in each case for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Officer of the Parent Guarantor and the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent Guarantor and its Subsidiaries, in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and
all such financial statements to be accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

         Section 5.2       Certificates; Other Information.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Parent Guarantor or any Subsidiary shall have filed with the SEC or any national securities exchange;

                  (b) promptly upon mailing thereof to the shareholders of the Parent Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                  (c) at the time it furnishes each set of financial statements pursuant to Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer of the Parent Guarantor and the Borrower (i) certifying that (A) each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement to be observed, performed or satisfied by it, and (B) no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Parent Guarantor or the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Credit Parties are in compliance with Section 5.9 hereof as of the end of the respective quarterly fiscal period or fiscal year;

                  (d) from time to time such other information regarding the financial condition, operations, business or prospects of the Parent Guarantor or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

         Section 5.3       Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all of its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Parent Guarantor or its Subsidiaries, as the case may be, or failure to pay could not reasonably be expected to have a Material Adverse Effect.

         Section 5.4       Conduct of Business and Maintenance of Existence.

                  (a) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 5.4 shall prohibit any transaction expressly permitted under Section 6.4 hereof).

                  (b) Pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its assets prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or where failure to pay any such tax, assessment, charge or levy could not reasonably be expected to have a Material Adverse Effect.

         Section 5.5       Maintenance of Property; Insurance.

                  (a) Keep all material property used or useful in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

                  (b) Maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, including self-insurance.

         Section 5.6     Inspection of Property; Books and Records; Discussions.

                  (a) Keep adequate records and books of account in which complete entries in accordance with GAAP consistently applied and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities.

                  (b) Upon reasonable prior notice, permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Real Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

         Section 5.7       Notices.

         Give prompt notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) within five Business Days after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default;

                  (b) any default or event of default under any Contractual Obligation of the Parent Guarantor or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  (c) any legal or arbitral proceedings before any Governmental Authority and any material development in respect of such legal or other proceedings affecting the Parent Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

                  (d) as soon as possible, and in any event within ten days after any Credit Party or any of its Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Parent Guarantor or such Credit Party setting forth details respecting such event or condition and the action, if any, that the Parent Guarantor, any Credit Party or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Parent Guarantor, any other Credit Party or any ERISA Affiliate with respect to such event or condition):

                           (i) any Reportable Event with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
                  Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code) and any request for a waiver under
                  Section 412(d) of the Code for any Plan;

                           (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Credit Party or any of its Subsidiaries or any ERISA Affiliate to terminate any Plan;

                           (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Credit Party or any of its Subsidiaries or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a Multiemployer Plan by any Credit Party or any of its Subsidiaries or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Credit Party or any of its Subsidiaries or any ERISA Affiliate of notice from a

                  Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Credit Party or any of its Subsidiaries or any ERISA Affiliate to enforce
                  Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Credit Party or any of its Subsidiaries or any ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (e) any assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Parent Guarantor or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

                  (f) any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent Guarantor or the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

         Section 5.8       Environmental Laws.

         Without limiting the general terms set forth in Section 5.11:

                  (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent Guarantor any of its Subsidiaries or the Real Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

         Section 5.9       Financial Covenants.

         Commencing on the day immediately following the Closing Date, the Parent Guarantor shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

                  (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Parent Guarantor and its Subsidiaries, shall be less than or equal to 1.50 to 1.0.

                  (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Parent Guarantor and its Subsidiaries, shall be greater than or equal to 2.75 to 1.0.

         Section 5.10 Obligations Regarding Subsidiaries; Additional Subsidiary Guarantors.

                  (a) Except as permitted by Section 6.4, the Parent Guarantor will, and will cause each of its Subsidiaries to take such action from time to time as shall be necessary to ensure that each of its Subsidiaries remains a Subsidiary at all times.

                  (b) The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement and take such other action as may be required pursuant to the terms of Section 5.12.

         Section 5.11      Compliance with Law.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its assets if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         Section 5.12      Additional Credit Parties.

         Subject to Section 5.13, as soon as practicable and in any event within 30 days after any Person (whether newly formed, acquired or otherwise) becomes a Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Schedule 5.12, and (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above).

         Section 5.13      Covenants Related to Certain Subsidiaries.

         Within six months following the Closing Date, the Parent Guarantor shall cause Dollar Express, Inc., DE&S Finance Company, Dollar Express Stores, Inc., Dollar Express Management, Inc. and Dollar Express Royalties, Inc. to either (a) be liquidated and dissolved or (b) become Guarantors pursuant to
Section 5.12


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, the Facility Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Credit Parties shall, and shall cause each of their respective Subsidiaries, to act in accordance with the following:

         Section 6.1       Indebtedness.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) Indebtedness of the Parent Guarantor and its Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) Indebtedness (including Capital Lease Obligations) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed, when added to Indebtedness outstanding pursuant to Section 6.1(e) hereof, 10% of Consolidated Net Worth in the aggregate outstanding at any time; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) intercompany Indebtedness of one Credit Party to another Credit Party;

                  (e) additional Indebtedness of the Credit Parties up to but not exceeding, when added to Indebtedness outstanding pursuant to
         Section 6.1(c) hereof, 10% of Consolidated Net Worth in the aggregate outstanding at any time;

                  (f) Indebtedness in respect of Hedging Agreements to the extent permitted hereunder; and

                  (g)      Indebtedness evidenced by the ELLF Facility
         Documents in an aggregate amount not to exceed $165,000,000, provided that the aggregate amount thereunder may be increased from time to time by the parties thereto with the prior written consent of the Required Lenders.

         Section 6.2       Liens.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets (other than "margin stock" within the meaning of Regulation U), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 6.3       Nature of Business.

         Neither the Parent Guarantor nor any of its Subsidiaries will engage in any line or lines of business activity other than those conducted as of the Closing Date, except for lines of business which generate less than 1% of the gross revenues of the Parent Guarantor and its Subsidiaries on a consolidated basis.

         Section 6.4     Consolidation, Merger, Sale or Purchase of Assets, etc.

         The Parent Guarantor will not, nor will it permit any Subsidiary to,

                  (a) except as provided in Section 5.12, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                  (b) acquire any business or assets from, or Capital Stock of, or be a party to any acquisition of, any Person except:

                           (i) for purchases of inventory and other assets to be sold or used in the ordinary course of business; and

                           (ii)     Investments permitted under Section 6.5
                  hereof;

                  (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:

                           (i)      any Excluded Disposition;

                           (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business;

                           (iii) any sale, lease or transfer of assets from a Credit Party to another Credit Party; and

                           (iv) other assets provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed, when added to the assets sold or transferred pursuant to Section 6.12 hereof, 10% of the current market value of the total assets of the Parent Guarantor and its Subsidiaries and immediately after giving effect to such transaction, the Parent Guarantor and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 5.9 hereof on a Pro Forma Basis; provided, that in each case with respect to subsection
                  (iv) above at least 85% of the consideration received therefor by the Parent Guarantor or any such Subsidiary is in the form of cash or Cash Equivalents; and

                  (d)      Notwithstanding the foregoing provisions of this
         Section 6.4, so long as no Default or Event of Default shall have occurred and be continuing, and after giving effect to any of the succeeding transactions, no Default or Event of Default would exist hereunder:

                           (i) (A) any Credit Party may be merged or consolidated with or into another Credit Party; provided, that if one of the parties to such merger or consolidation is the Borrower, the Borrower shall be the continuing or surviving corporation, (B) any Subsidiary may be merged or consolidated with or into another Credit Party so long as the surviving party is either (x) a Credit Party or (y) an Additional Credit Party; provided, that if one of the parties to such merger or consolidation is the Borrower, the Borrower shall be the continuing or surviving corporation and (C) any of the Parent Guarantor or any Subsidiary may merge or consolidate with or into any Person that is not a Credit Party, provided that the applicable conditions set forth in Section 6.4(b) regarding acquisitions are complied with in connection with any such acquisition by merger, the Parent Guarantor or any such Subsidiary shall be the continuing or surviving corporation and immediately after giving effect to such transaction, the Parent Guarantor and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 5.9 hereof on a Pro Forma Basis; and

                           (ii) any Subsidiary of the Parent Guarantor (other than the Borrower) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party.

         Section 6.5       Advances, Investments and Loans.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

         Section 6.6       Transactions with Affiliates.

         Except as expressly permitted by this Agreement, the Parent Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly:
(a) make any investment in an Affiliate other than Permitted Investments; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate other than Permitted Acquisitions; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Parent Guarantor or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and
(ii) the Parent Guarantor and its Subsidiaries may enter into transactions (other than extensions of credit by the Parent Guarantor or any of its Subsidiaries to an Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Parent Guarantor and its Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate.

         Section 6.7       Ownership of Subsidiaries; Restrictions.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for wholly-owned Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof. The Parent Guarantor will not, nor will it permit its Subsidiaries to, sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of its Capital Stock or other equity interests, except in a transaction permitted by Section 6.4.

         Section 6.8       Fiscal Year; Organizational Documents; Material
                           Contracts.

         The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, change its fiscal year, except to adopt a retail fiscal year end which is no more than 65 days from December 31. The Borrower will promptly notify the Agent of such change in fiscal year. The Parent Guarantor will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner that could adversely affect the rights of the Lenders hereunder. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

         Section 6.9       Limitation on Actions.

                  (a) The Parent Guarantor will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits,
         (b) pay any Indebtedness or other obligation owed to any Credit Party,
         (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law,
         (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (v) the ELLF Facility Documents.

                  (b) The Parent Guarantor will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (i) pursuant to this Agreement and the other Credit Documents, (ii) pursuant to applicable law, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that in the case of Section 6.1(c) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) pursuant to the ELLF Facility Documents, (viii) restrictions in any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (ix) any indenture agreement, instrument or other arrangement relating to the assets or business of any Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired.

         Section 6.10      Restricted Payments.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) as permitted by Section 6.11, (d) to make dividends to or repurchases from the Parent Guarantor or the parent of such Subsidiary (provided that such parent company is a Credit Party) the proceeds of which shall be used to pay taxes that are then due and payable, and (e) provided that no Default or Event of Default shall have occurred and be continuing or be directly or indirectly caused as a result thereof after giving effect to such repurchases on a Pro Forma Basis, the Parent Guarantor may repurchase shares of its Capital Stock on the open market in an aggregate amount not to exceed 20% of Consolidated Net Worth, determined at the time of any such repurchase, during the term of this Agreement.

         Section 6.11      Prepayments of Indebtedness, etc.

                  (a) The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, amend or modify (or permit the amendment or modification of) any of the terms of the documents evidencing its or their Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

                  (b) The Borrower will furnish to the Administrative Agent a copy of each modification, supplement or waiver of any provisions of any agreement, instrument or other document evidencing or relating to the charter or bylaws of the Parent Guarantor or any of its Subsidiaries promptly upon the effectiveness thereof (and the Administrative Agent will promptly furnish a copy thereof to each Lender).

         Section 6.12      Sale Leasebacks.

         The Parent Guarantor will not, nor will it permit any Subsidiary to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby the Parent Guarantor or any Subsidiary shall sell or transfer any property owned by it to a Person (other than the Parent Guarantor or any Subsidiary) in order then or thereafter to lease such property or lease other property which the Parent Guarantor or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred. Notwithstanding the foregoing provisions of this Section 6.12, the Parent Guarantor or any Subsidiary may sell or transfer any property owned by it as described in the preceding sentence provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed, when added to the assets sold or transferred pursuant to Section 6.4(c)(iv) hereof, 10% of the current market value of the total assets of the Parent Guarantor and its Subsidiaries and immediately after giving effect to such transaction, the Parent Guarantor and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 5.9 hereof on a Pro Forma Basis.

         Section 6.13      Use of Proceeds.

         The Borrower will not use the proceeds of the Loans and Letters of Credit in a manner inconsistent with the uses permitted under Section 3.11 hereof.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1       Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) (i) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or
         (ii) the Borrower shall fail to reimburse the applicable Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and any such failure shall continue unremedied for three (3) Business Days; or (iv) any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder; or

                  (b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.4(a), 5.6(b), 5.7(a) or 5.9 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event any such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

                  (d) The Parent Guarantor or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $500,000 in the aggregate for the Parent Guarantor and any of its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $500,000 in the aggregate for the Parent Guarantor and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                  (e) (i) The Parent Guarantor or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent Guarantor or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent Guarantor or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent Guarantor or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent Guarantor or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Parent Guarantor or any

         Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Parent Guarantor or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $2,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Parent Guarantor, any of its Subsidiaries or any Commonly Controlled Entity,
         (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent Guarantor, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) A reasonable basis shall exist for the assertion against the Parent Guarantor or any of its Subsidiaries, or any predecessor in interest of the Parent Guarantor or any of its Subsidiaries, of (or there shall have been asserted against the Parent Guarantor or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Parent Guarantor or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Parent Guarantor or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                  (i)      A Change of Control shall occur; or

                  (j) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

                  (k) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

                  (l) There shall occur and be continuing any "Default" or "Event of Default" under and as defined in the ELLF Facility Documents or in the Note Purchase Agreement.

         Section 7.2       Acceleration; Remedies.

         Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, the Administrative Agent shall have the right to enforce any and all other rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off, and the Administrative Agent shall have the right to enforce any and all other rights and remedies of a creditor under applicable law, and (b) if such event is any other Event of Default, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, take any or all of the following actions: (i) declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; (iii) enforce any and all other rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off; and (iv) enforce any and all other rights and remedies of a creditor under applicable law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE VIII

                                    THE AGENT

         Section 8.1       Appointment.

         Each Lender hereby irrevocably designates and appoints First Union National Bank as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the

Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         Section 8.2       Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its Affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

         Section 8.3       Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Credit Parties of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Credit Parties.

         Section 8.4       Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 8.5       Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

         Section 8.6     Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent Guarantor and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 8.7       Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 8.8       Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the Guarantors as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 8.9       Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, so long as no Default or Event of Default has occurred and is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the

Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 8.10      Documentation Agent and Syndication Agent.

         Fleet National Bank, in its capacity as Syndication Agent, and Suntrust Bank, in its capacity as Documentation Agent, shall not have any rights, powers, duties, liabilities, fiduciary relationships or obligations under this agreement or any of the other documents related hereto.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1       Amendments and Waivers.

         Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may be released except as specifically provided herein or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement or modification shall:

                           (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or waive any Event of Default under

                  Section 7.1(a) hereof, in each case without the written consent of each Lender directly affected thereby; or

                           (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

                           (iii)    amend,  modify or waive any  provision  of
                  Article VIII without the written consent of the then Administrative Agent; or

                           (iv) release any Guarantor from its obligations under the Guaranty without the written consent of all of the Lenders; or

                           (v) amend, modify or waive the requirement that any issue be resolved or determined with the consent, approval or upon the request of the Required Lenders or all Lenders, without the written consent of all of the Lenders to the change of such voting requirement and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Lender(s) under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Lender(s), as applicable, in addition to the Lenders required hereinabove to take such action.

         Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Notwithstanding any of the foregoing to the contrary, the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing
Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of

Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 9.2       Notices.

         Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid or pursuant to an invoice arrangement to a reputable national overnight air courier service, or (d) the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower          Dollar Tree Distribution, Inc.
     and the other         500 Volvo Parkway
     Credit Parties:       Chesapeake, Virginia  23320
                           Attention:  Frederick C. Coble
                           Telecopier:  (757) 321-5111
                                    Telephone:  (757) 321-5007

     The Administrative    First Union National Bank
     Agent:                Charlotte Plaza
                           201 S. College Street, CP-6
                           Charlotte, North Carolina  28288
                           Attention: Syndication Agency Services
                           Telecopier:  (704) 383-0835
                           Telephone:  (704) 383-3721

                           with a copy to:

                           First Union National Bank
                           1339 Chestnut Street
                           12th Floor - Widener Building
                           PA 4843
                           Philadelphia, Pennsylvania  19107
                           Attention: Tom Harper
                           Telecopier:  (215) 973-1887
                           Telephone:  (215) 973-5213

         Section 9.3       No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 9.4       Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         Section 9.5       Payment of Expenses and Taxes.

         The Credit Parties agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans and whether or not the Administrative Agent, the relevant Lenders and their Affiliates are parties to the claim, demand, action, cause of action or proceeding from which any of the aforementioned arises (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, as determined by a court of competent jurisdiction. The agreements in this
Section 9.5 shall survive repayment or assignment of the Loans, Notes and all other amounts payable hereunder.

         Section 9.6       Successors and Assigns; Participations; Purchasing
                           Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest or obligation of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note, or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, or (iii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time, but no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Lender or any affiliate thereof or special purpose entity created thereby and with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Credit Parties authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties, their Subsidiaries and their Affiliates which has been delivered to such Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Agreement, in each case subject to Section 9.16.

                  (g)       At the time of each assignment pursuant to this
         Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.16 Certificate) described in Section 2.16.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

         Section 9.7       Adjustments; Set-off.

                  (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 9.8       Table of Contents and Section Headings.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

         Section 9.9       Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         Section 9.10      Effectiveness.

         This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to
Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         Section 9.11      Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 9.12      Integration.

         This Agreement, the Notes and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the Guarantors or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         Section 9.13      Governing Law.

         This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

         Section 9.14      Consent to Jurisdiction and Service of Process.

         All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Agreement, the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

         Section 9.15      Arbitration.

                  (a) Notwithstanding the provisions of Section 9.14 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

                  (b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders, the Borrower and the other Credit Parties agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  (d) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

         Section 9.16      Confidentiality.

         The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information with respect to the Parent Guarantor and its Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.16,
(b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Agreement or (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications.

         Section 9.17      Acknowledgments.

         The Borrower and the other Credit Parties each hereby acknowledge that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

         Section 9.18      Waivers of Jury Trial.

         THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


                                    ARTICLE X

                                    GUARANTY

         Section 10.1      The Guaranty.

         In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent and the Lenders. If any or all of the indebtedness of the Borrower to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, on order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this
Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         Section 10.2      Bankruptcy.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         Section 10.3      Nature of Liability.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by
(a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. The obligations of the

Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

         Section 10.4      Independent Obligation.

         The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

         Section 10.5      Authorization.

         Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

         Section 10.6      Reliance.

         It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         Section 10.7      Waiver.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other Guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. ss. 26-7 through 26-9, inclusive. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices of nonperformance, notices of amendments or modifications to this Agreement or any of the other Credit Documents, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

         Section 10.8      Limitation on Enforcement.

         The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

         Section 10.9      Confirmation of Payment.

         The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.


BORROWER:                  DOLLAR TREE DISTRIBUTION, INC.
--------

                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title: Senior Vice President
                                 -----------------------------------------------

PARENT GUARANTOR:          DOLLAR TREE STORES, INC.,
----------------

                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title: Senior Vice President
                                 -----------------------------------------------

GUARANTORS:                DOLLAR TREE MANAGEMENT, INC.
----------

                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title:  Senior Vice President
                                  ----------------------------------------------

                           DOLLAR TREE AIR, INC.
                           DT KEYSTONE MANAGEMENT INC.
                           DT KEYSTONE DISTRIBUTION, INC.
                           DOLLAR TREE PROPERTIES, INC.
                           DTD TENNESSEE, INC.

                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title: Senior Vice President
                                 -----------------------------------------------
                                 of each of the foregoing corporations

                           DT KEYSTONE DISTRIBUTION, LLC

                           By:  DT Keystone Distribution, Inc.,
                                    its sole member


                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title: Senior Vice President
                                 -----------------------------------------------


                           DT KEYSTONE DISTRIBUTION, R.L.L.L.P.

                           By:  DT Keystone Management, Inc.,
                           its general partner


                           By: /s/ Frederick C. Coble
                              --------------------------------------------------
                           Name: Frederick C. Coble
                                ------------------------------------------------
                           Title: Senior Vice President
                                 -----------------------------------------------

AGENT:                     FIRST UNION NATIONAL BANK,
-----
                           as Agent and a Lender

                           By: /s/ Martha M. Winters
                              --------------------------------------------------
                           Name: Martha M. Winters
                                ------------------------------------------------
                           Title: Vice President
                                 -----------------------------------------------

LENDERS:                   SUNTRUST BANK,
-------
                           as Documentation Agent and as a Lender

                           By: /s/ Vernon M. Towler
                              --------------------------------------------------
                           Name: Vernon M. Towler
                                ------------------------------------------------
                           Title: Vice President
                                 -----------------------------------------------

                           FLEET NATIONAL BANK,
                           as Syndication Agent and as a Lender

                           By: /s/ Judith C. E. Kelly
                              --------------------------------------------------
                           Name: Judith C. E. Kelly
                                ------------------------------------------------
                           Title: Director
                                 -----------------------------------------------

                           BANK OF AMERICA, N.A.

                           By: /s/ Timothy H. Spanos
                              --------------------------------------------------
                           Name: Timothy H. Spanos
                                ------------------------------------------------
                           Title: Managing Director
                                 -----------------------------------------------

                           NATIONAL CITY BANK

                           By: /s/ Brian T. Strayton
                              --------------------------------------------------
                           Name: Brian T. Stayton
                                ------------------------------------------------
                           Title: Vice President
                                 -----------------------------------------------

                           FIRSTAR BANK, N.A.

                           By: /s/ Amanda Smith
                              --------------------------------------------------
                           Name: Amanda Smith
                                ------------------------------------------------
                           Title: Banking Officer
                                 -----------------------------------------------